Exhibit 10.16b

Print Name of Participant:

NATIONAL FINANCIAL PARTNERS CORP.

2002 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT, made as of the date set forth on the Notice of Grant of Restricted Stock Units, by and between National Financial Partners Corp., a Delaware corporation (the “Company”), pursuant to the National Financial Partners Corp. National Financial Partners 2002 Stock Incentive Plan (the “Plan”) and the individual named on the Notice of Grant of Restricted Stock Units (the “Participant”). Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

WHEREAS, the Plan administrator has authorized the grant to the Participant of the Restricted Stock Units as set forth in the Notice of Grant of Restricted Stock Units.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:

1.	Grant of Award. Pursuant to Section 7(b) of the Plan, the Company grants to the Participant, as of the effective date of grant specified in the Notice of Grant of Restricted Stock Units and subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, the number of Restricted Stock Units as shown on the Notice of Grant of Restricted Stock Units. Record of the Participant’s grant shall be kept on the books of the Company until the Restricted Period (as defined in Section 2) shall have lapsed.

2.	Vesting. The Restricted Stock Units granted to the Participant shall vest and become payable in accordance with the schedule set forth in the Notice of Grant of Restricted Stock Units. Such schedule indicates each date upon which the Participant shall be entitled to receive shares of Common Stock, provided that as of each such vesting date, the Participant’s Employment or Service with the Company and its affiliates has not been terminated, except as otherwise provided herein. The period from the date of grant of a Restricted Stock Unit to the date it becomes vested and payable shall be referred to herein as the “Restricted Period.”

3.	Form of Payment. Unless otherwise determined by the Committee at the time of payment, and except as provided in Section 8, each Restricted Stock Unit granted hereunder shall represent the right to receive one share of Common Stock upon the vesting of such Restricted Stock Unit.

4.	Dividend Equivalents. Additional Restricted Stock Units shall be credited to the Participant’s account as of each date (a “Dividend Date”) on which cash dividends and/or special dividends and distributions are paid with respect to Common Stock, provided that the record date with respect to such dividend or distribution occurs within the Restricted Period. The number of Restricted Stock Units to be credited to the Participant’s account under the Plan as of any Dividend Date shall equal the quotient obtained by dividing (a) the product of (i) the number of the Restricted Stock Units credited to such account on the record date for such dividend or distribution and (ii) the per share dividend (or distribution value) payable on such Dividend Date, by (b) the Fair Market Value of a share of Common Stock as of such Dividend Date.

5.	Restrictions on Transfer. Restricted Stock Units may not be transferred or otherwise disposed of by the Participant, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Committee, or by will or the laws of descent and distribution. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock Units by any holder thereof in violation of the provisions of this Restricted Stock Unit Agreement shall be valid, and the Company will not transfer any of such Restricted Stock Units on its books, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

6.	Approvals. No shares of Common Stock shall be issued under this Restricted Stock Unit Agreement unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares to the Participant on the Participant’s undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation.

7.	Termination of Employment or Service. Subject to Section 8 below, in the event that the Participant’s Employment or Service with the Company and its affiliates terminates other than because of the Participant’s death or Disability, those Restricted Stock Units with respect to which the restrictions and forfeiture provisions have not lapsed shall immediately be forfeited and cancelled. In the event that the Participant’s Employment or Service with the Company and its affiliates terminates because of the Participant’s death or Disability, all Restricted Stock Units with respect to which the restrictions and forfeiture provisions have not lapsed shall become immediately vested and payable.

8.	Change in Control. In the event of a Change in Control (as defined in paragraph 8(c) below), the following provisions shall apply to the Restricted Stock Units that have not become vested and payable as of the effective date of such Change in Control:

(a)	In the event that the Restricted Stock Units are not expressly assumed by a successor to the Company’s business pursuant to the transaction(s) constituting a Change in Control, all of the Restricted Stock Units with respect to which the restrictions and forfeiture provisions have not lapsed shall become immediately vested and payable in cash upon ten business days following such Change in Control. The amount to be so paid to the Participant shall be calculated by multiplying (i) the number of Restricted Stock Units then becoming vested and payable by (ii) the per share Fair Market Value of the Common Stock as of the date of the Change in Control.

(b)	In the event that the Restricted Stock Units are expressly assumed by a successor to the Company’s business pursuant to the transaction(s) constituting a Change in Control, the Restricted Stock Units shall remain subject to their original terms and conditions, except as adjusted by the Committee to provide for such assumption; provided, however, that in the event the Participant’s Employment or Service with the Company and its affiliates is terminated either (i) in contemplation of the Change In Control six months prior to the Change in Control or (ii) as a result of the Change in Control within eighteen months after the Change in Control either (x) by such successor entity or one of its affiliates other than for Cause (as defined in paragraph 8(c) below), or (y) by the Participant for Good Reason (as defined in paragraph 8(c) below), those Restricted Stock Units with respect to which the restrictions and forfeiture provisions have not lapsed as of the effective date of such termination of Employment or Service shall become immediately vested and payable as of the effective date of such termination.

(c)	Definitions: For purposes of this Agreement:

“Cause” shall mean (i) the failure of the Participant to substantially fulfill his or her obligations with respect to his or her Employment or Service, (ii) the Participant is charged with or convicted of a felony or engages in conduct that constitutes gross negligence or gross misconduct in carrying out his or her duties with respect to his or her Employment or Service, (iii) violation by the Participant of any noncompetition, nonsolicitation or confidentiality provision contained in any agreement between the Participant and the Company, (iv) any material act by the Participant involving dishonesty or disloyalty or any act by the Participant involving moral turpitude which adversely affects the business of the Company or (v) the breach by the Participant of any material provision of the Company’s code of ethics or policies with regard to trading in securities of the Company or any other policies or regulations of the Company governing the conduct of its employees or contractors.

A “Change in Control” shall mean:

(1) any “person”, as such term is used in Sections 3(a)(9) and 13(d) of the Securities and Exchange Act of 1934 (the “Securities Act”), other than the

Company or any employee benefit plan sponsored by the Company, becomes a “beneficial owner”, as such term is used in Rule 13d-3 promulgated under the Securities Act, of 30% or more of the outstanding shares of common stock of the Company;

(2) the dissolution or sale of all or substantially all of the assets of the Company;

(3) consummation of a merger or consolidation after which, (A) the shareholders of the Company immediately prior to the combination do not hold, directly or indirectly, Voting Securities (as defined below) or other ownership interests of the entity or entities, if any, that succeed to the business of the Company having more than 50% of the Voting Power (as defined below) of the combined company in substantially the same proportions as they beneficially owned the Voting Securities of the Company (there being excluded from the Voting Securities held by such shareholders, but not from the Voting Securities of the combined company, any shares received by affiliates of such other company in exchange for securities of such other company) or (B) individuals who were Incumbent Members (as defined below) of the Company’s Board of Directors immediately before such combination do not hold a majority of the seats on the board of directors of the combined company; or

(4) at any time after December 16, 2004, individuals who, as of December 16, 2004, constitute the Company’s Board of Directors (the “Incumbent Members”) cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that any individual becoming a director subsequent to December 16, 2004 whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the then Incumbent Members shall be considered as though such individual were an Incumbent Member, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Company’s Board of Directors.

For purposes hereof (A) “Voting Securities” shall mean any securities of a corporation entitled, or which may be entitled, to vote on matters submitted to the stockholders generally (whether or not entitled to vote in the general election of directors), or securities which are convertible into, or exercisable or exchangeable for, such Voting Securities, whether or not subject to the passage of time or any contingency and (B) “Voting Power” shall mean the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of such Voting Securities, or by the holders of any other Voting Securities into which such other Voting Securities may be convertible, exercisable or exchangeable for, upon any matter submitted to stockholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

“Good Reason” shall mean any of the following without the consent of the Participant: (i) a material diminution in Participant’s position, duties or responsibilities from those held, exercised and/or assigned to Participant immediately prior to a Change in Control, (ii) a substantial reduction, in the aggregate, of current base salary, bonus opportunity, incentive compensation and benefits provided to the Participant other than an across-the-board reduction which applies to other similarly situated Participants or (iii) any requirement that the Participant’s services be rendered primarily at a location or locations more than 50 miles from the Participant’s principal place of Employment/Service as of the date of a Change in Control.

9.	Taxes. The Participant understands that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Restricted Stock Agreement. At the time the Participant recognizes taxable income in respect to the Restricted Stock Units, the Participant shall owe to the Company an amount equal to the federal, state and/or local taxes the Company determines it is required to withhold under applicable tax laws with respect to the payment of the Restricted Stock Units. At the Company’s discretion, the Participant may satisfy the foregoing requirement by one or a combination of the following methods: (a) making a payment to the Company in cash or cash equivalents; (b) with the consent of the Company, by authorizing the Company to withhold cash otherwise due to the Participant; (c) authorizing the Company to withhold a portion of the shares of Common Stock to be received hereunder having a value equal to or less than the minimum amount required to be withheld or (d) a combination of the foregoing.

10.	Compliance with Law and Regulations. This Agreement, the Award granted hereby and any obligation of the Company hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

11.	Incorporation of Plan. This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent with it. To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Agreement shall be deemed to be modified accordingly.

12.	Notices. Any notices required or permitted hereunder shall be addressed to Office of the General Counsel, National Financial Partners, 787 Seventh Avenue, New York, New York 10019, or to the Participant at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.

13.	Binding Agreement; Successors. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Participant and the Participant’s personal representatives and beneficiaries.

14.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon all Persons.

15.	Amendment. This Agreement may be amended or modified by the Company at any time; provided, that notice is provided to the Participant in accordance with Section 12; and provided, further, that no amendment or modification that is adverse to the rights of the Participant as provided by this Agreement shall be effective unless set forth in a writing signed by the parties hereto.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Participant has hereunto set his hand, all as of the day and year set forth below.

NATIONAL FINANCIAL PARTNERS CORP.

Name:
Title:

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

PARTICIPANT

Name:
Title:

Dated as of: